Exhibit 99.1

Randstad Completes Acquisition of Monster Worldwide to

Accelerate its Digital Human Resources Strategy

DIEMEN, THE NETHERLANDS and WESTON, MASS. – November 1, 2016 – Randstad Holding nv (AMS: RAND), a leading human resources services provider, announced today that it has completed its acquisition of Monster Worldwide, Inc. (NYSE: MWW) for approximately USD $429 million (enterprise value). Monster, a global leader in connecting jobs and people, will continue operating as a separate and independent entity under the Monster name.

As a result of the acquisition, Monster’s common stock ceased trading prior to market open today, November 1, 2016, on the New York Stock Exchange and is no longer listed on the New York Stock Exchange.

Advisors

Wells Fargo Securities served as exclusive financial advisor to Randstad and Jones Day served as legal counsel. Evercore Group L.L.C. served as exclusive financial advisor to Monster and Dechert LLP served as legal counsel.

About Randstad

Randstad specializes in solutions in the field of flexible work and human resources services. Their services range from regular temporary staffing and permanent placements to Inhouse Services, Professionals, Search & Selection, outplacement, and HR Solutions. Randstad Group is one of the leading HR services providers in the world, with top-three positions in Argentina, Belgium & Luxembourg, Canada, Chile, France, Germany, Greece, India, Mexico, the Netherlands, Poland, Portugal, Spain, Switzerland, the UK, and the United States, as well as major positions in Australia and Japan. In 2015, Randstad had approximately 29,750 corporate employees and around 4,473 branches and Inhouse locations in 39 countries around the world. Randstad generated revenue of €19.2 billion in 2015. Randstad was founded in 1960 and is headquartered in Diemen, the Netherlands. Randstad Holding nv is listed on the Euronext Amsterdam, where options for stocks in Randstad are also traded. For more information, see www.randstad.com.

About Monster Worldwide

Monster Worldwide, Inc. is a global leader in connecting people to jobs, wherever they are. For more than 20 years, Monster has helped people improve their lives with better jobs, and employers find the best talent. Today, the company offers services in more than 40 countries, providing some of the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities. Monster continues its pioneering work of transforming the recruiting industry with advanced technology using intelligent digital, social and mobile solutions, including our flagship website Monster.com® and a vast array of products and services. For more information visit www.monster.com/about.

Forward-Looking Statements

The statements included in this press release contain forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, speak only as of the date they are made. Randstad and Monster undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond the control of either company, including the following: (a) the risk that the transaction disrupts current plans and operations; (b) difficulties or unanticipated expenses in connection with integrating Monster into Randstad; (c) the risk that the acquisition does not perform as planned; and (d) potential difficulties in employee retention following the closing of the transaction. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in the public reports of each company filed or to be filed with the SEC or the Amsterdam Stock Exchange.

Contacts:

For Randstad: Randstad Investors:

Arun Rambocus (Director Investor Relations)

+31 20 569 5940

+31 6206 18370 (Mobile + WhatsApp)

arun.rambocus@randstadholding.com

For Randstad Media:

Machteld Merens (Director Group Communications)

+31 20 569 1732

machteld.merens@randstadholding.com

For Monster Investors:

Bob Jones

(212) 351-7032

bob.jones@monster.com

For Monster Media:

Matt Anchin

(212) 351-7528

matt.anchin@monster.com